SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2003

IKONA GEAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49664	88-0474903
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

P.O. Box 10321, Pacific Centre,
Suite 880 - 609 Granville Street
                 Vancouver, British Columbia V7Y 1G5 Canada
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (604) 685-5510

                               OBAN MINING INC.
(Former name or former address, if changed since last report)

ITEM 5:       OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On December 1, 2003, Oban Mining, Inc. filed a Certificate of Amendment to Certificate of Incorporation with the Nevada Secretary of State, effecting a name change for the corporation to Ikona Gear International, Inc. A copy of the Certificate of Amendment is filed herewith as an exhibit.

     In connection with the name change, the Company has been assigned a new ticker symbol by the NASD. The Company's common stock will trade on the OTC Electronic Bulletin Board under the symbol "IKGI."

ITEM 7:       EXHIBITS
(a)	Exhibit
Item	Title
1.1	Certificate of Amendment to Certificate of Incorporation

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IKONA GEAR INTERNATIONAL, INC.
Date: December 5, 2003	By: /s/ Laith Nosh Laith Nosh, President